Exhibit 10.1

FIRST AMENDMENT TO

THE READER’S DIGEST ASSOCIATION, INC.

2001 INCOME CONTINUATION PLAN

FOR SENIOR MANAGEMENT

This First Amendment (the “First Amendment”) to The Reader’s Digest Association, Inc. 2001 Income Continuation Plan for Senior Management (the “Plan”), is made this 15th day of November, 2006, by The Reader’s Digest Association, Inc. (the “Company”), to be effective as specified herein.

WITNESSETH:

WHEREAS, the Company sponsors and maintains the Plan for the benefit of certain officers and key employees of the Company;

WHEREAS, pursuant to Section 3.2 of the Plan, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan;

WHEREAS, the Company wishes to amend the Plan in order to facilitate the merger of the Company with [Doctor Acquisition Co., a Delaware corporation] (“Parent”) and a wholly owned subsidiary of Parent (“Sub”), pursuant to the Agreement and Plan of Merger among Parent, Sub and the Company, dated as of November 16, 2006 (the “Merger Agreement”); and

WHEREAS, pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) Sub will merge with and into the Company, the capital stock of the Company will be converted into the right to receive cash and following the Effective Time, the separate corporate existence of Sub will cease, and the Company will continue as the surviving company;

NOW THEREFORE, the Company hereby adopts this First Amendment to the Plan effective as of November 15, 2006. In the event of a conflict between a provision of the Plan that is changed by this First Amendment and a provision that is not changed by this First Amendment, the provisions changed by this First Amendment shall govern and control. Unless otherwise defined herein, words and phrases used herein with initial capital letters shall have the meaning ascribed to such words and phrases in the Plan.

A. A new Article 4A is hereby added as follows:

ARTICLE IV - A

Treatment of Performance-Based

Awards Upon a Change in Control

Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control of the Company, and except as otherwise provided in the terms and conditions of a participant’s performance-based restricted stock unit award for the fiscal 2007–2009 Performance Period (as such term is defined in such terms and conditions) under the Company’s 2005 Key Employee Long Term Executive Plan, the participant’s outstanding performance share awards, performance-based restricted stock unit awards and similar long-term incentive awards previously granted to the participant prior to the Change in Control under the KELTIP or under a similar plan maintained by the Company (“Performance Awards”) shall immediately vest upon the Change in Control in the participant and such Performance Awards shall be paid out in cash based upon a deemed percentage earn-out of such Performance Awards at the greater of (a) the participant’s target award for such Performance Awards, and (b) the average of the Company’s three (3) highest percentages of Performance Awards earned by the participant, whether received by the participant or deferred, during the five-year period immediately preceding the Company’s fiscal year in which the Change in Control occurs, to be paid in a lump sum within ten (10) days following the effective date of the Change in Control; provided, however, that in computing such payment, in the event that the participant was not employed by the Company (or a successor to the Company) for the entire five-year period preceding the Company’s fiscal year in which the Change in Control occurs, only the years during which the participant was employed by the Company shall be considered for the purposes of determining the averages in clause (b) above.

B. Except as specifically amended herein, the Plan shall remain unchanged, and as amended herein, shall continue in full force and effect until the earlier of the expiration of the term of the Plan or termination of the Plan by the Company.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by an officer pursuant to the authority of its Board of Directors, as of the day and year first written above.

THE READER’S DIGEST ASSOCIATION, INC.

/s/ Lisa A. Cribari
By:	Lisa A. Cribari
Title:	Vice President, Global Human Resources